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EXHIBIT 5.2

CONSENT OF BURNET, DUCKWORTH & PALMER LLP

November 30, 2005

        We hereby consent to the reference to our name under the headings "Canadian Federal Income Tax Considerations" and "Interest of Experts" in the prospectus contained in the Registration Statement of Petrofund Energy Trust on Form F-10 dated November 30, 2005.

Yours truly

/s/ Burnet, Duckworth & Palmer LLP

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  EXHIBIT 5.2